                                  EXHIBIT 5.1

                        [Letterhead of Pepper Hamilton]




                                 May 26, 1999


Careside, Inc.
6100 Bristol Boulevard
Culver City, CA  90230

          Re:  Registration Statement on Form S-1 (Registration No. 333-69207)
               ---------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Careside, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a public offering (the "Offering") of up to (i) 2,500,000 shares (the "Primary Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), included in units (the "Primary Units"), each unit consisting of one share of Common Stock and one redeemable warrant to purchase one share of Common Stock, (ii) 375,000 shares (the "Over-Allotment Shares") of Common Stock included in units (the "Over-Allotment Units") subject to an option which may be exercised by the underwriters of the Offering to cover over-allotments, (iii) 250,000 shares (the "Representatives' Shares") of Common Stock included in units (the "Representatives' Units") issuable upon exercise of a warrant to be granted to representatives of the underwriters in connection with the Offering and (iv) 3,125,000 shares of Common Stock issuable upon exercise of warrants included in the Primary Units, the Over-Allotment Units and the Representatives' Units (collectively with the Primary Shares, the Over-Allotment Shares and the Representatives' Shares, the "Shares").

          The opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

Careside, Inc.
Page 2
May 26, 1999

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

         (i) the Registration Statement on Form S-1 originally filed under the Act with the Securities and Exchange Commission (the "Commission") on December 18, 1998, together with the following Amendments thereto:

                .    No. 1 (filed with the Commission on February 1, 1999),
                .    No. 2 (filed with the Commission on February 10, 1999),
                .    No. 3 (filed with the Commission on February 18, 1999),
                .    No. 4 (filed with the Commission on March 5, 1999),
                .    No. 5 (filed with the Commission on March 16, 1999),
                .    No. 6 (filed with the Commission on March 19, 1999),
                .    No. 7 (filed with the Commission on May 5, 1999), and
                .    No. 8 (filed with the Commission on May 26, 1999)

                (as so amended, the "Registration Statement");

        (ii) the form of Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), to be entered into among the Company, Paulson Investment Company, Inc. ("Paulson"), Millennium Financial Group, Inc. and marion bass securities corporation (the "Underwriters");

        (iii) the form of Warrant Agreement, filed as Exhibit 4.6 to the Registration Statement, to be entered into between Paulson, on behalf of the representatives of the underwriters, and the Company (the "Representatives' Warrant");

        (iv) the form of Warrant Agreement, filed as Exhibit 4.7 of the Registration Statement, to be entered into between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement");

        (v) the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws, as in effect on the date hereof;

        (vi) the forms of the Company's Certificate of Amendment of the Certificate of Incorporation, the Company's Amended and Restated Certificate of Incorporation, the Company's Certificate of Designations with respect to

Careside, Inc.
Page 3
May 26, 1999

                the Company's Series A Convertible Preferred Stock (the "Certificate of Designations") filed as Exhibits 3.1b, 3.1c, and 3.1d, respectively, to the Registration Statement, each to become effective prior to the completion of the Offering;

        (vii) the Company's Amended and Restated By-Laws filed as Exhibit 3.2b to the Registration Statement;

        (viii) certain resolutions of the Board of Directors of the Company (the "Board") relating to, among other things, the issuance of the Units; and

        (ix) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In addition, we have assumed (a) that prior to the completion of the Offering, the Certificate of Amendment of the Certificate of Incorporation in the form filed as Exhibit 3.1b to the Registration Statement, the Amended and Restated Certificate of Incorporation in the form filed as
Exhibit 3.1c to the Registration Statement and Certificate of Designations in the form filed as Exhibit 3.1d to the Registration Statement, are filed with the Secretary of State of the State of Delaware and (b) the due execution and delivery of the certificates representing the Units.

        We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, including the General Corporation Law of the State of Delaware and all other relevant Delaware statutes, and their underlying rules and regulations, and judicial and regulatory determinations and interpretations thereof.

        Based upon and subject to the foregoing, we are of the opinion that when
(i) the Board or the Pricing Committee of the Board authorizes the price per Unit, (ii) the duly appointed officers of the Company execute and deliver the Underwriting Agreement, the Representatives' Warrant and the Warrant Agreement, and (iii) the Shares are issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Representatives' Warrant or the Warrant, as the case may be, the Shares will be duly authorized, legally issued, fully paid and nonassessable.

Careside, Inc.
Page 4
May 26, 1999

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Experts" in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.

        This opinion is furnished by us, as your counsel, in connection with the filing of the Registration Statement.

                              Very truly yours,

                              /s/ Pepper Hamilton LLP

                              Pepper Hamilton LLP